Exhibit 10.23

CELADON GROUP, INC.
STOCK APPRECIATION RIGHTS PLAN

Celadon Group, Inc. ("Company") hereby adopts the Celadon Group, Inc. Stock Appreciation Rights Plan, effective April 4, 2002.

ARTICLE I

GENERAL PROVISIONS

The purpose of the Plan is to provide a means for the Company and its United States Subsidiaries to attract and retain key officers and management employees. The Plan contemplates the grant of Stock Appreciation Rights to participating employees, which will allow those employees to share in increases in the value of the Company's common stock.

ARTICLE II

DEFINITIONS AND RULE OF CONSTRUCTION

Section 2.01. Definitions. When the first letter of a word or a phrase is capitalized herein, the meaning of the word or phrase shall be as follows:

(a) "Beneficiary" means the person or persons designated by the Participant as his beneficiary hereunder on forms provided by the Company and received by the Company during the Participant's life. If the Participant does not designate a Beneficiary as provided in the preceding sentence, or if the designated Beneficiary or Beneficiaries predecease the Participant, the Participant's Beneficiary shall be his spouse at the time of death or, if the Participant is not survived by a spouse, the Participant's estate.

(b) "Board" means the Company's Board of Directors.

(c) "Change of Control" occurs (i) when any person or persons (as such term is used in Sections 13(e) and 14(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), other than the holders of any of the securities of the Company on the effective date of the Plan or an employee benefit plan established or maintained by the Company or any Subsidiary, is or becomes the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) directly or indirectly of Company securities representing 50% or more of the combined voting power of the then outstanding securities of the Company (assuming conversion of all outstanding nonvoting securities into voting securities and the exercise of all outstanding options or other convertible securities); or (ii) upon the approval by the Company's shareholders of (A) a merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification or other change in the ownership of the then outstanding shares of the Company which would be deemed a change in control pursuant to subsection (i) hereof), (B) a sale or disposition of all or substantially all of the assets of the Company, or (C) a plan of liquidation or dissolution of the Company.

(d) "Committee" means the Compensation Committee of the Board.

(e) "Company" means Celadon Group, Inc. and any successor thereto by merger, consolidation, liquidation, or reorganization.

(f) "Distribution Date" means the date as of which the Distribution Value of a Vested Right is paid to a Participant (or Beneficiary, if the Participant is deceased).

(g) "Distribution Value" means, with respect to a Stock Appreciation Right, the excess, if any, of the Maturity Value over the Grant Value.

(h) "Grant Date" means, with respect to a Right, the effective date of its grant, as determined by the Board.

(i) "Grant Value" means, with respect to a Stock Appreciation Right, the Value of a share of the Company's common stock on the Grant Date, as adjusted pursuant to Section 6.01.

(j) "Grantee" means an employee to whom Stock Appreciation Rights have been granted.

(k) "Maturity Value" means, with respect to a Stock Appreciation Right, the Value of a share of the Company's common stock on the Distribution Date.

(1) "Participation Agreement" or "Agreement" means the agreement between the Grantee and the Company specifying the terms of any Stock Appreciation Rights and entered into by the Grantee as a condition of his participation in the Plan.

(m) "Plan" means the Celadon Group, Inc. Stock Appreciation Rights Plan, as set out in this instrument, as it is amended from time to time.

(n) "Stock Appreciation Right" or "Right" means a right granted to the Participant pursuant to Article III.

(o) "Subsidiary" means a direct or indirect majority-owned subsidiary of the Company.

(p) "Termination of Employment" means complete termination of the employment relationship between the Participant and the Company and all Subsidiaries for any reason, including without limitation, retirement, resignation, discharge, or death.

(q) "Value" means, with respect to a share of the Company's common stock for a particular date, the average of the closing bid and asked prices of a share of such stock (as quoted by the National Association of Securities Dealers through NASDAQ) on the last business day preceding such date, or if the Company's common stock is listed on the NASDAQ National Market System or is listed on a national stock exchange, the closing price on such system or exchange on the last business day preceding such date. If the Company's common stock is not reported or listed as provided in the preceding provisions, its Value as of a particular date shall be its fair market value, as determined by the Board, taking into account such factors as the Board, in its sole discretion, may deem relevant.

(r) "Vested" or "Vesting" refers to the interest of the Participant or his Beneficiary in his Stock Appreciation Rights that is unconditional, legally enforceable, and nonforfeitable to the extent provided in the Plan.

Section 2.02. Rules of Construction. The following rules of construction shall govern in interpreting the Plan:

(a)  Words used in the masculine gender shall be construed to include the feminine gender, where appropriate, and words used in the singular shall be construed to include the plural, where appropriate, and vice versa.

(b) The headings and subheadings in the Plan are inserted for convenience of reference only and are not to be considered in the construction of any provision of the Plan.

(c) The provisions of the Plan shall be construed and governed by the laws of the State of Indiana.

ARTICLE III

GRANT OF STOCK APPRECIATION RIGHTS

Subject to the terms of the Plan, the Board shall have complete discretion to determine who shall participate in the Plan and the size and terms of any grant of Stock Appreciation Rights. Upon recommendation by the Committee, the Board may grant Stock Appreciation Rights to any designated key officer or management employee of the Company or a Subsidiary. Such award shall be subject to the terms and conditions specified in this Plan and such additional terms and conditions as the Board may require. Any award of Stock Appreciation Rights shall be conditioned upon the Grantee signing a Participation Agreement containing such terms as the Board may require and returning the signed Participation Agreement to the person designated by the Board.

ARTICLE IV

VESTING AND FORFEITURE OF STOCK APPRECIATION RIGHTS

Section 4.01. Vesting Provisions.

(a)  Unless more rapid vesting is required by another provision of this Plan or the Participation Agreement, a Grantee's interest in Stock Appreciation Rights granted to him as of a Grant Date shall become Vested as follows: (i) one-third of the Rights shall become Vested on the first anniversary of the Grant Date, (ii) an additional one-third of the Rights shall become Vested on the second anniversary of the Grant Date, and (iii) the remaining Rights shall become Vested on the third anniversary of the Grant Date; provided, however, no Right forfeited pursuant to Section 4.02 shall become Vested at a later date.

(b)  A Participant's interest in any Stock Appreciation Rights that have not previously become Vested pursuant to Subsection (a) shall, to the extent not previously forfeited pursuant to Section 4.02, become Vested upon a Change of Control.

Section 4.02. Cancellation of Non-Vested Stock Appreciation Rights.

If a Participant Terminates Employment before a Stock Appreciation Right has become Vested, any non-Vested Rights shall be cancelled, and the Participant shall not be entitled to any benefits on account of such Rights.

ARTICLE V

PAYMENTS WITH RESPECT TO STOCK APPRECIATION RIGHTS

Section 5.01. Determination of Distribution Date. The Distribution Date with respect to a Grantee's Stock Appreciation Rights shall be determined as follows:

(a) Unless the Grantee makes an election to postpone his Distribution Date pursuant to Subsection (b), the Distribution Date for a Vested Stock Appreciation Right shall be the earlier of (i) the third anniversary of the Grant Date or (ii) the date on which the Grantee's Termination of Employment occurs.

(b) At any time before the beginning of the calendar year in which the third anniversary of the Grant Date occurs, the Grantee may make a written election to defer the Distribution Date determined under clause (i) of Subsection (a) to an anniversary of the Grant Date that is no earlier than the fourth anniversary and no later than the tenth anniversary of the Grant Date. To be effective, the Grantee's election must be made on a form provided by the Committee and be received by the Committee or its designee within the period for making the election. An election pursuant to this Subsection shall apply to all Rights granted to the Grantee as of the Grant Date. If a Grantee makes an election pursuant to this Subsection, the Distribution Date for Vested Rights subject to the election shall be the earlier of (i) the anniversary of the Grant Date selected by the Grantee or (ii) the date on which the Grantee's Termination of Employment occurs.

Section 5.02. Payments with Respect to Stock Appreciation Rights. Within 30 days after the Distribution Date for a Vested Stock Appreciation Right, the Company shall pay to the Grantee (or Beneficiary, if the Grantee is deceased), the Distribution Value of such Vested Right, reduced by applicable tax withholding.

ARTICLE VI

ADJUSTMENTS TO REFLECT CHANGES IN CAPITAL STRUCTURE.

Section 6.01. Recapitalization. If there is an increase or decrease in the number of the Company's issued and outstanding shares of common stock resulting from a division or consolidation of shares, the payment of a stock dividend, any other type of capital adjustment; a corporate reorganization, including a merger or consolidation to which the Company is a party and the surviving corporation; or other increase or decrease in the shares of common stock effected without receipt of consideration by the Company, the number of Stock Appreciation Rights and the Grant Value of such Rights shall be adjusted to reflect such transaction so that the value of a Grantee's total Rights and Vested Rights are not affected by the transaction, except to the extent that the transaction results in more rapid vesting.

Section 6.02. Dissolution and Liquidation. If the Company is dissolved or liquidated, it shall have the right to terminate any Stock Appreciation Right that is not Vested. All Stock Appreciation Rights Vested on the date of the Company's liquidation or dissolution shall be settled as if the Participant had Terminated Employment on such date.

ARTICLE VII

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall be responsible for the operation of the Plan and shall have the exclusive power and authority in its sole discretion to interpret and construe the provisions of the Plan and any Stock Appreciation Right. Such interpretation or construction shall be final and binding. The Committee shall have the exclusive power and authority in its sole discretion to prescribe, amend, and rescind any rules and regulations relative to the Plan or its construction or interpretation, and to take such other action as it deems necessary or advisable for the administration of the Plan.

ARTICLE VIII

AMENDMENT OR TERMINATION

The Board may amend the Plan at any time, provided, however, that no amendment or termination of the Plan shall adversely affect a Grantee's or Beneficiary's right with respect to any Stock Appreciation Right granted before the amendment or termination without the Grantee's written consent.

ARTICLE IX

TAX WITHHOLDING

The Company may withhold from any distribution hereunder amounts that the Company deems necessary to satisfy federal, state, or local tax withholding requirements (or make other arrangements satisfactory to the Company with regard to such taxes).

ARTICLE X

COMPANY'S PAYMENT OBLATIONS UNFUNDED

The Company's payment obligations under the Plan shall be paid from the general assets of the Company. The right of a Grantee or Beneficiary to receive payments under the Plan is merely a contractual right to payment, and the Plan does not give any Grantee or Beneficiary any interest in or right to any of the funds, property, or assets of the Company other than as a general creditor of the Company.

ARTICLE XI

BENEFIT PLAN EXCLUSION

Unless otherwise determined by the Board, benefits under the Plan shall not be included in the determination of benefits under any pension, retirement, profit sharing, group insurance, or other employee benefit plan maintained by the Company or a Subsidiary under which the Grantee may receive benefits.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01. Nontransferability. To the extent permitted by law, no Stock Appreciation Right granted under the Plan, nor any other right or benefit under the Plan, shall be assignable or transferable. Any attempt to sell, assign, transfer, pledge, alienate, or encumber any such benefits and rights under the Plan shall be null and void.

Section 12.02. No Rights As A Shareholder. The Grantee shall have no rights as a shareholder of the Company with respect to any Stock Appreciation Right.

Section 12.03. Employment. Neither the adoption of the Plan nor the granting of Stock Appreciation Rights hereunder shall obligate the Company to continue the Grantee's employment or limit the Company's right to terminate the Grantee's employment.

Section 12.04. Annual Reports. Within 90 days after the end of each calendar year, the Company shall provide each Grantee a written report identifying his outstanding Stock Appreciation Rights and the Grant Date, Grant Value, and Vested status of such Rights.

Section 12.05. Notices. All notices or other communications by the Grantee to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Secretary of the Company, or when received in the form and at the location or by the person specified by the Company. Any notices or other communications by the Company to the Grantee under or in connection with the Plan shall be deemed to have been duly given when mailed by the Company to the Grantee's address as shown on the Company's business records.

The duly authorized officers of Celadon Group, Inc. have executed the Celadon Group, Inc. Stock Appreciation Rights Plan this 4th day of April, 2002.

CELADON GROUP, INC.

By: /s/ Stephen Russell
(signature) Stephen Russell Chairman & CEO

Indianapolis
(office)

ATTEST:

/s/ Paul Will
(signature) Paul Will
CFO

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